L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89169
(702) 735-5030

December 21, 2006

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549
Re: FundsTech Corp – Form SB-2

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the use in Amendment No. 1 to this Registration Statement on Form SB-2 of our report dated October 13, 2006 (except for Note 4 as to which the date is December 18, 2006), relating to the financial statements of FundsTech Corp.

Sincerely,

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC